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                                                                   Exhibit 99(b)

                    PEOPLES COMMERCIAL SERVICES CORPORATION

                                REVOCABLE PROXY

               (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
         PEOPLES COMMERCIAL SERVICES CORPORATION FOR A SPECIAL MEETING
          OF SHAREHOLDERS TO BE HELD ON ______________________, 1995)

         The undersigned hereby appoints ______________ and ______________, and any one or more of them with full powers of substitution, as attorneys and proxies for the undersigned, to represent and vote all shares of Common Stock of Peoples Commercial Services Corporation ("Peoples") standing in my name on the books and records of Peoples at the close of business on _____________, 1995 which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held at the main office of Peoples, 207 E. Main Street, Senatobia, Mississippi, on ________________, 1995 at 2:00 p.m., local time, and at any and all adjournments as follows:

1.  Approval of the Agreement and Plan of Merger dated as of October 19, 1994,   For           Against        Abstain
    (the "Merger Agreement") by and between First Tennessee National
    Corporation ("FTNC") and Peoples which provides for the merger of Peoples    -----------   -----------    ------------
    with and into FTNC, as a result of which Peoples Bank will become a wholly-owned subsidiary of FTNC.

2. At their discretion, on such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.


NOTE: The Board of Directors is not aware of any other business that may come before the meeting.
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             THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS
                       STATED IF NO CHOICE IS MADE HEREON

    Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of Peoples at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt of a Notice of Special Meeting called for the _____ day of _____, 1995; and the Proxy Statement-Prospectus dated the _____ day of ____________, 1995 prior to the execution of this Proxy.




                        -------------------------------------------
                        Print Name of Shareholder

Date:

  ------------------    -------------------------------------------
                        Signature of Shareholder



                        ------------------------------------------
                        Print Name of Shareholder

Date:

  ------------------    ------------------------------------------
                        Signature of Shareholder


                        (Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one trustee, all should sign. If shares are held jointly, each holder should sign.)